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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 16, 2013 (except for paragraph 1 of Note 15 to which the date is October 23, 2013 and paragraph 2 of Note 15 to which the date is December 6, 2013), in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-192037) and related Prospectus of DTLR Holding, Inc. for the registration of shares of its common stock.

Ernst & Young LLP

Baltimore, MD

The foregoing consent is in the form that will be signed upon the completion of the restatement of capital accounts described in paragraph 2 of Note 15 to the financial statements.

/s/ Ernst & Young LLP

Baltimore, Maryland
December 2, 2013

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM